UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2023

Medicine Man Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55450	46-5289499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Havana Street, Suite 201 Denver, Colorado	80239
(Address of Principal Executive Offices)	(Zip Code)

(303) 371-0387
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On April 13, 2023, Medicine Man Technologies, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Double Brow, LLC, a wholly-owned subsidiary of the Company ( “Purchaser”), Standing Akimbo, LLC (“Seller”), Spencer A. Kirson (“Kirson”), John G. Murphy (“Murphy” together with Kirson, the “Equityholders” and each an “Equityholder”), pursuant to which the Purchaser will purchase substantially all of Seller’s assets used or held for use in Seller’s business of owning and operating a medical marijuana store located in Denver, Colorado, on the terms and subject to the conditions set forth in the Purchase Agreement (collectively, the “Asset Purchase”). The aggregate consideration for the Asset Purchase will be up to $10.54 million, payable by Purchaser in $5 million in cash and approximately $5.54 million in shares of the Company’s common stock.

Purchaser will pay the cash portion of the purchase price in the amount of $1 million at closing (“Closing Cash Consideration”) and $4 million in deferred cash payments to be paid to Seller in installments over twelve months following the closing of the Asset Purchase (“Deferred Cash Consideration” and together with the Closing Cash Consideration, the “Cash Consideration”). The Company will hold back $83,333 from each deferred cash payment (up to $750,000 in the aggregate from the Deferred Cash Consideration) for the purpose of securing Kirson’s performance pursuant to the employment agreement entered into between Kirson and the Company in connection with the Asset Purchase. The Deferred Cash Consideration is also subject to post-closing reduction if any of the actual marijuana inventory or cash at closing is less than certain targets stated in the Purchase Agreement.

The stock portion of the purchase price will be payable in the amount of (i) approximately $4.5 million divided by the price per share of the Company’s common stock as of market close on the first trading day immediately before the closing of the Asset Purchase, due to Seller at the closing of the Asset Purchase, and (ii) approximately $1.04 million divided by the price per share of the Company’s common stock as of market close on the first trading day immediately before the closing will be held back by the Company as collateral for potential claims for indemnification from Seller under the Purchase Agreement (the “Indemnity Holdback”). Any portion of the Indemnity Holdback not used to satisfy indemnification claims will be issued to the Equityholders on the later of (i) the 18-month anniversary of the closing date of the Asset Purchase, or (ii) the date of satisfaction of all amounts payable by Seller to government authorities for taxes in accordance with the Purchase Agreement (the “Release Date”).

The Company will enter into customary lock-up agreements with the recipients of the stock consideration providing limitations on the resale of the shares of Company common stock received as part of the consideration.

The Purchase Agreement contains customary representations and warranties, covenants and indemnification provisions for a transaction of this nature, including, without limitation, covenants regarding the operation of Seller’s business before the closing of the Asset Purchase, and confidentiality, non-compete and non-solicitation undertakings by Seller and the Equityholders. The Purchase Agreement also contains certain termination rights for each of the Purchaser (on its own behalf and on behalf of the Company) and Seller (on its own behalf and on behalf of the Equityholders), subject to the conditions set forth in the Purchase Agreement, including, without limitation, if the closing has not occurred within 120 days of submission of the state regulatory application required pursuant to the Purchase Agreement.

The closing of the Asset Purchase is subject to closing conditions customary for a transaction of this nature, including, without limitation, obtaining licensing approval from the Colorado Marijuana Enforcement Division and local regulatory authorities.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

The issuances of the shares of the Company’s common stock at the closing of the Asset Purchase and the Release Date will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. The Company will issue such shares in a privately negotiated transaction. The Equityholders are sophisticated and represented in writing that they are accredited investors and will acquire the securities for their own accounts for investment purposes. Further, the Purchase Agreement states that the shares in question have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom. A legend will be placed on any certificates representing such shares referencing the restricted nature of the shares.

Item 8.01. Other Events.

On April 18, 2023, the Company issued a press release (the “Press Release”) announcing the Purchase Agreement and the Asset Purchase. A copy of the Press Release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.” All statements contained in this Current Report on Form 8-K other than statements of historical fact, including statements regarding the closing of the Asset Purchase, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “approximately,” “potential,” or the negative of these terms or other words of similar meaning in connection with a discussion of the Asset Purchase, although the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements are based upon the Company’s current intentions, plans, assumptions, expectations and beliefs concerning future developments and their potential effect on the Company and the Asset Purchase. This information may involve known and unknown risks, uncertainties and other factors outside of the Company’s control which may cause actual events, results, performance or achievements to be materially different from the future events, results, performance or achievements expressed or implied by any forward-looking statements. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements in this Current Report on Form 8-K are reasonable, the Company cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved.

Factors and risks that may cause or contribute to actual events, results, performance or achievements differing from these forward-looking statements include, but are not limited to: (i) the Company’s ability to consummate the Asset Purchase or the risk of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement; (ii) the risk that cost savings and any revenue synergies from the Asset Purchase may not be fully realized or may take longer than anticipated to be realized; (iii) the risk that the integration of Seller’s assets and operations will be materially delayed or will be more costly or difficult than expected or that the Company is otherwise unable to successfully integrate Seller’s assets and operations into the Company’s business; (iv) the failure to obtain the necessary approvals and consents from third parties and regulators to consummate the Asset Purchase, or any other consents required under the Purchase Agreement; (v) the ability to obtain required governmental approvals of the Asset Purchase (and the risk that such approvals may result in the imposition of conditions that could adversely affect the Company or the expected benefits of the Asset Purchase); (vi) the failure of the closing conditions in the Purchase Agreement to be satisfied, or any unexpected delay in closing the Asset Purchase; and (vii) the Company’s ability to fund the Asset Purchase. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. Except to the extent required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether because of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Asset Purchase Agreement, dated April 13, 2023, by and among Medicine Man Technologies, Inc., Double Brow, LLC, Standing Akimbo LLC, Spencer Kirson, and John Murphy.
99.1	Press Release, dated April 18, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain exhibits and schedules to the agreement have been omitted pursuant to Instruction 4 to Item 1.01 of Form 8-K and Item 601(a)(5), as applicable, of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.

	By:	/s/ Christine Jones
Date: April 19, 2023		Christine Jones Chief Legal Officer